UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A/A
Amendment No. 2

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FROZEN FOOD EXPRESS INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

TEXAS	75-1301831
(State of incorporation or organization)	(IRS Employer Identification No.)

1145 EMPIRE CENTRAL PLACE, DALLAS, TEXAS	75247-4305
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Rights to Purchase Common Stock	NASDAQ Global Select Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  

Securities Act registration statement file number to which this form relates:   N/A

Securities to be registered pursuant to Section 12(g) of the Act:   N/A

The undersigned registrant hereby amends, as set forth below, the Registration Statement on Form 8-A filed by the registrant with the Securities and Exchange Commission on June 19, 2000, as amended by Amendment No. 1 to Form 8-A filed by the registrant with the Securities and Exchange Commission on April 15, 2010.

Item 1.   Description of Registrant's Securities to be Registered.

On June 12, 2013, the Board of Frozen Food Express Industries, Inc., (the "Company") entered into the Third Amendment (the "Amendment") to the Rights Agreement (as defined below) with Registrar and Transfer Company, as Rights Agent. Pursuant to the Amendment, the term of the Rights Agreement, dated June 14, 2000 (as amended, the "Rights Agreement"), has been extended to June 13, 2016.

We originally entered into the Rights Agreement on June 14, 2000. Except as amended by the Amendment, the Rights Agreement remains in full force and effect.

The foregoing description is qualified in its entirety by reference to the description of the rights to purchase common stock and their terms set forth in the Rights Agreement.  The Rights Agreement is incorporated herein by reference. The Amendment is attached hereto as Exhibit 4.4.

Item 2.                      Exhibits.

Exhibit No.                            Description of Exhibit

3.1.
Restated Articles of Incorporation of Frozen Food Express Industries, Inc. (filed as Exhibit 3(i) to the Registrant's Current Report on Form 8-K filed on May 29, 2007 and incorporated herein by reference).

3.2.	Amended and Restated Bylaws of the Registrant, as amended (filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on March 3, 2009 and incorporated herein by reference).

4.1
Rights Agreement dated as of June 14, 2000, between the Registrant and Fleet National Bank, which includes as exhibits, the form of the Rights Certificate and the Summary of Rights (filed as Exhibit 4.1 to Registrant's Form 8-A Registration Statement filed on June 19, 2000 and incorporated herein by reference).

4.2
First Amendment to the Rights Agreement, dated February 24, 2010 (filed as Exhibit 4.1(a) to the Registrant's Annual Report on Form 10-K filed on February 26, 2010 and incorporated herein by reference).

4.3
Second Amendment to the Rights Agreement, dated April 14, 2010, by and between the Registrant and Registrar and Transfer Company, as Rights Agent (filed as Exhibit 4.3 to Registrant's Form 8-A/A Amendment No. 1 filed on April 15, 2010 and incorporated herein by reference).

4.4	Third Amendment to the Rights Agreement, dated June 12, 2013, by and between the Registrant and Registrar and Transfer Company, as Rights Agent.*

* Filed herewith.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FROZEN FOOD EXPRESS INDUSTRIES, INC.

Date: June 13, 2013	By:	/s/ Steven D. Stedman
Vice President, Interim Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.                            Description of Exhibit

3.1.
Restated Articles of Incorporation of Frozen Food Express Industries, Inc. (filed as Exhibit 3(i) to the Registrant's Current Report on Form 8-K filed on May 29, 2007 and incorporated herein by reference).

3.2.	Amended and Restated Bylaws of the Registrant, as amended (filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on March 3, 2009 and incorporated herein by reference).

4.1
Rights Agreement dated as of June 14, 2000, between the Registrant and Fleet National Bank, which includes as exhibits, the form of the Rights Certificate and the Summary of Rights (filed as Exhibit 4.1 to Registrant's Form 8-A Registration Statement filed on June 19, 2000 and incorporated herein by reference).

4.2
First Amendment to the Rights Agreement, dated February 24, 2010 (filed as Exhibit 4.1(a) to the Registrant's Annual Report on Form 10-K filed on February 26, 2010 and incorporated herein by reference).

4.3
Second Amendment to the Rights Agreement, dated April 14, 2010, by and between the Registrant and Registrar and Transfer Company, as Rights Agent (filed as Exhibit 4.3 to Registrant's Form 8-A/A Amendment No.1 filed on April 15, 2010 and incorporated herein by reference).

4.4	Third Amendment to the Rights Agreement, dated June 12, 2013, by and between the Registrant and Registrar and Transfer Company, as Rights Agent.*

* Filed herewith.